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                                                                    EXHIBIT 99.1


                                                       Contact: David S. Hickman
                                                       Telephone: (517) 423-1700
                                                       Date:   December 23, 2005

                                                           FOR IMMEDIATE RELEASE


UNITED BANCORP, INC., DECLARES CASH DIVIDEND FOR FOURTH QUARTER OF 2005

TECUMSEH -- The board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust -- Washtenaw, has declared a fourth quarter cash dividend of 37 cents per share, payable January 27, 2006, to shareholders of record January 13, 2006. Adjusting for the second quarter 2005 stock dividend, total dividends for the year 2005 reached $1.423 per share, an increase of 4.33% over 2005.

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